EXHIBIT 99.1

Natus to Acquire Neurosurgery Assets from Integra LifeSciences, Enters Neurosurgery Market

  Expands Natus product offering into neurosurgery market
  Expects acquisition to be immediately accretive to non-GAAP earnings
  Assets include Camino ICP monitoring product line and associated products

PLEASANTON, Calif., Sept. 11, 2017 (GLOBE NEWSWIRE) --  Natus Medical Incorporated (NASDAQ:BABY) today announced that it has entered into a definitive agreement with Integra LifeSciences Holdings Corporation (NASDAQ:IART) under which Natus will acquire certain neurosurgery business assets from Integra LifeSciences in an all cash transaction for $47.5 million.  With current annual revenue of approximately $50 million, the acquisition marks Natus' entry into the $2 billion global neurosurgery market. The divestiture by Integra is contingent on the consummation of Integra's proposed acquisition of Codman Neurosurgery.

As part of the transaction, Natus will acquire the global Camino ICP monitoring product line, including its San Diego manufacturing facility, from Integra. The sale also includes the U.S. rights relating to Integra's fixed pressure shunts, as well as U.S. rights to Codman's DURAFORM® dural graft implant, standard EVD catheters and CSF collection systems.

The market leading Camino® intracranial pressure monitoring system (ICP), is a modernized platform designed to incorporate both tunneled and bolted advanced monitoring technologies, which monitor ICP in either the parenchyma or ventricular space via proprietary catheters.

"This acquisition expands Natus' market leading neurodiagnostic business into the adjacent neurosurgery market," said Jim Hawkins, President and Chief Executive Officer of Natus. "We expect this acquisition to be immediately accretive to earnings with gross and operating margins similar to our consolidated margins."

Integra is divesting these assets in connection with the review by the Federal Trade Commission ("FTC") of Integra's proposed acquisition of Johnson & Johnson's Codman Neurosurgery assets. Both the divestiture and the pending acquisition of Codman Neurosurgery remain subject to final regulatory approvals and satisfaction of other customary closing conditions. Both transactions are expected to close in October 2017 after securing regulatory clearance.

Natus will use cash on hand and available from its credit facility to fund the acquisition.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used in the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Use of Non-GAAP Measures

Non-GAAP earnings related to the acquisition and ongoing performance of the neurosurgery assets will exclude direct acquisition costs, amortization of purchased intangibles and the cost acquired profit in inventory. A reconciliation between GAAP and non-GAAP financial measures can be found in our quarterly financial reports where actual results are presented.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding revenue and profitability expectations of the neurosurgery assets acquisition, its anticipated close date and obtaining required regulatory approvals to complete the transaction. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the ability to consummate the acquisition of the neurosurgery assets and the ability to successfully integrate the business, the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2016, and its subsequent quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

COMPANY CONTACT:
Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President Finance and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com